                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 PERCEPTRON, INC


         The following Restated Articles of Incorporation (i) correctly set forth the provisions of the Articles of Incorporation, originally filed with the Department of Commerce of the State of Michigan on September 10, 1981, as amended and restated, and (ii) supersede the original Articles of Incorporation and all amendments thereto and restatements thereof. The Corporation has had no previous names.

                                    ARTICLE I
                                      Name

                The name of the corporation is: Perceptron, Inc.

                                   ARTICLE II
                                    Purposes

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of Michigan other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Michigan Corporation Code.

                                   ARTICLE III
                                Agent for Service

         The resident agent's name and registered office address in the State of Michigan of this corporation's agent for service of process is:

                                Dwight D. Carlson
                              23855 Research Drive
                        Farmington Hills, Michigan 48024


                                   ARTICLE IV
                                  Capital Stock

         The total number of shares of all classes of stock which the corporation has authority to issue is Ten Million Two Hundred Ten Thousand Eight Hundred Fifty (10,210,850) shares, consisting of Ten Million (10,000,000) shares of Common Stock with a par value of $0.01 per share (the



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 "Common Stock"), Ten Thousand (10,000) shares of Series I Preferred Stock with a par value of One Hundred Dollars ($100.00) per share (the "Series I Preferred Stock"), Thirty-Three Thousand (33,000) shares of Series II Preferred Stock with a par value of One Hundred Dollars ($100.00) per share (the "Series II Preferred Stock"), Forty Thousand Six Hundred (40,600) shares of Series III Preferred Stock with a par value of One Hundred Dollars ($100.00) per share (the "Series III Preferred Stock") and One Hundred Twenty-Seven Thousand Two Hundred Fifty (127,250) shares of Series IV Preferred Stock with a par value of One Hundred Dollars ($100.00) per share (the "Series IV Preferred Stock"). The Series I Preferred Stock, the Series II Preferred Stock, the Series III Preferred Stock and the Series IV Preferred Stock are collectively referred to as the "Preferred Stock."

                                (a) COMMON STOCK

         Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the shareholders of the corporation, subject in all cases to Section
(b)(5) of this Article IV.

         Section 2. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

         Section 3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, provided, however, no such dividends may be declared or paid as long as any shares of Preferred Stock shall be outstanding.

                               (b) PREFERRED STOCK

         Section 1. Designation. The Preferred Stock shall consist of four series to be designated and known as "Series I Preferred Stock," "Series II Preferred Stock," "Series III Preferred Stock," and "Series IV Preferred Stock." The number of shares constituting each of the series shall be Ten Thousand (10,000) shares of Series I Preferred Stock, Thirty-Three Thousand (33,000) shares of Series II Preferred Stock, Forty Thousand Six Hundred (40,600) shares of Series III Preferred Stock and One Hundred Twenty-Seven Thousand Two Hundred Fifty (127,250) shares of Series IV Preferred Stock, respectively. All series of Preferred Stock shall be identical with each other in all respects except as otherwise provided herein.

         Section 2. Liquidation Rights.

         (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series IV Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds



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of the corporation to the holders of Series I Preferred Stock, Series II
Preferred Stock, Series III Preferred Stock or the Common Stock of the corporation by reason of their ownership thereof, an amount equal to One Hundred Dollars ($100.00) per share, plus accrued and unpaid dividends, if any ("Series IV Liquidation Value"). After such payment shall have been made in full to the holders of the Series IV Preferred Stock, they shall not be entitled to any further participation in the assets of the corporation. If assets of the corporation available for distribution to stockholders are insufficient to permit payment in full of amounts to which the holders of Series IV Preferred Stock are entitled pursuant to this paragraph, such holders of Series IV Preferred Stock shall participate in such available assets in equal amounts per share.

         (B) After discharge in full of the corporation's obligations to holders of the Series IV Preferred Stock as provided in paragraph (A) of this Section 2, the holders of each share of Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the corporation to the holders of the Common Stock of the corporation by reason of their ownership thereof, an amount equal to One Hundred Dollars ($100.00) per share, plus accrued and unpaid dividends, if any ("Series I Liquidation Value," "Series II Liquidation Value" and "Series III Liquidation Value," respectively). After such payment shall have been made in full to the holders of the Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock, they shall not be entitled to any further participation in the assets of the corporation. If assets of the corporation available for distribution to stockholders are insufficient to permit payment in full of amounts to which the holders of Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock are entitled pursuant to this paragraph, such holders of Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock shall participate in such available assets ratably in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

         (C) All the preferential amounts to be paid to the holders of the Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

         (D) A consolidation or merger of the corporation with another corporation or entity or a sale of all or substantially all of the assets of the corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation with respect to the Preferred Stock within the meaning of this Section 2 unless such consolidation or merger is not intended to effect a change in the ownership or control of the corporation or of its assets and is not intended to alter materially the business or assets of the corporation, including, by way of example and without limiting the generality of the foregoing, a consolidation or merger which merely changes the identity, form or place of organization of the corporation, or which is between or among the corporation and any of its direct or indirect subsidiaries; however, any such event shall not be treated as a liquidation,



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dissolution or winding up unless such treatment is approved by the holders of a majority of the Preferred Stock then outstanding, voting on an as if converted basis.

         Section 3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (A) Right to Convert. Each share of each series of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one hundred dollars ($100.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion for such series of Preferred Stock. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the AConversion Price") shall initially be two dollars ($2.00) per share of Common Stock with respect to Series I Preferred Stock, five dollars ($5.00) per share of Common Stock with respect to Series II Preferred Stock, ten dollars ($10.00) per share of Common Stock with respect to Series III Preferred Stock and three dollars twenty-five cents ($3.25) per share of Common Stock with respect to Series IV Preferred Stock. Such initial Conversion Price with respect to each series of Preferred Stock shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which such series of Preferred Stock is convertible, as hereinafter provided.

         (B) Automatic Conversion. Each share of a series of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect with respect to such series of Preferred Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public having an aggregate offering price resulting in net proceeds to the corporation of not less than Five Million Dollars ($5,000,000) and with a public offering price per share of not less than $6.50 (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted that Preferred Stock until immediately prior to the closing of such offering). Each person who holds of record shares of Series I Preferred Stock or Series II Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have accrued to the time of the automatic conversion, but not paid on such Series I Preferred Stock or Series II Preferred Stock, pursuant to
Section 6 hereof. Such dividends shall be paid to all such holders within thirty
(30) days of the automatic conversion.

         (C) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the Conversion Price then in effect with respect to such series of Preferred Stock. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of



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any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of Shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (D) Adjustments to Conversion Price for Diluting Issues:

                  (i) Special Definitions. For purposes of this Section 3(D), the following definitions shall apply:

                        (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (2)"Original Issue Date of a series of Preferred Stock" shall mean the applicable date on which a share of such series of Preferred Stock was first issued.

                        (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (4) "Additional Shares of Common Stock" shall mean, as to each series of Preferred Stock, all shares of Common Stock issued (or, pursuant to Section 3(D)(iii) of Article IV(b), deemed to be issued) by the corporation after the Original Issue Date applicable to such series of Preferred Stock, other than shares of Common Stock issued or issuable:

                        (x) upon conversion of shares of Preferred Stock;

                        (y) to officers or employees of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock incentive program (collectively, the APlans") adopted by the Board of Directors and approved unanimously by the director or directors designated by the holders of the Preferred Stock as provided in Section 5 of Article IV(b);

                        (z) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (X) and (Y) or this clause (Z) or on shares of Common Stock so excluded.




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                        (ii) No Adjustment of Conversion Price. No adjustment in
the number of shares of Common Stock into which a series of Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of such series of Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect with respect to such series of Preferred Stock on the date of, and immediately prior to, the issue of such Additional Share.

                        (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                            (1) Options and Convertible Securities. In the event
the corporation at any time or from time to time after the Original Issue Date applicable to each respective series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to a series of Preferred Stock unless the consideration per share (determined pursuant to Section 3(D)(v) hereof), of such Additional Shares of Common Stock would be less than the Conversion Price in effect with respect to such series of Preferred Stock on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                            (A) no further adjustment in the Conversion Price in
effect with respect to a series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                            (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price in effect with respect to such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                            (C) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion




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Price in effect for such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                            (I) in the case of Convertible Securities or Options
for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                            (II) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 3(D)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                            (D) no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price in effect with respect to any series of Preferred Stock to an amount which exceeds the lower of
(i) the Conversion Price in effect for such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price in effect for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                            (E) In the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price in effect with respect to any series of Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                            (F) if such record date shall have been fixed and
such Options or Convertible securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to such series of Preferred Stock which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price in effect with respect to such series of Preferred Stock shall be adjusted pursuant to this subparagraph 3(D)(iii) as of the actual date of their issuance.

                            (2) Stock Dividends, Stock Distributions and
Subdivisions. In the event the corporation at any time or from time to time after the Original issue Date applicable to each respective series of Preferred Stock shall declare or pay any dividend or make any other distribution




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on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                            (A) in the case of any such dividend or
distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                            (B) in the case of any such subdivision, at the
close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                            If such record date shall have been fixed and such
dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to each respective series of Preferred Stock which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price in effect with respect to each series of Preferred Stock shall be adjusted pursuant to this subparagraph 3(D)(iii) as of the time of actual payment of such dividend.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(D)(iii), but excluding Additional shares of Common Stock issued or issuable to officers or employees of, or consultants to, the corporation pursuant to the Plans and excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(D)(iii)(2), which event is dealt with in Section 3(D)(vi) hereof) for a consideration per share less than the Conversion Price in effect with respect to any series of Preferred Stock on the date of and immediately prior to such issue, then and in such event, the Conversion Price in effect with respect to such series of Preferred Stock shall be reduced, concurrently with such issue as follows:

                       (1) With respect to Series I Preferred Stock and Series IV Preferred Stock, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares are issued;

                       (2) With respect to Series II Preferred Stock and Series III Preferred Stock to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect with respect to such series of Preferred Stock by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect with respect to such series of Preferred Stock, and
(y) the denominator of which shall be (1) the number of shares of Common Stock outstanding



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immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities), plus
(2) the number of such Additional Shares of Common Stock so issued;

provided, however, the Conversion Price with respect to each respective series of Preferred Stock shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and the reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                  (v)  Determination of Consideration. For purposes of this
Section 3(D), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                       (1)  Cash and Property:  Such consideration shall:

                            (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                            (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                            (C) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                       (2)  Options and Convertible Securities. The
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursued to Section 3(D)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                       (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by

                       (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.



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                       (vi) Adjustment for Dividends, Distributions,
Subdivisions, Combinations or Consolidation of Common Stock.

                           (1) Stock Dividends, Distributions or Subdivisions.
In the event the corporation shall issue Additional Shares of Common Stock pursuant to Section 3(D)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect with respect to each series of Preferred Stock immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                           (2) Combinations or Consolidations. In the event the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect with respect to each series of Preferred Stock immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                       (vii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of each respective series of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such series of Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of each respective series of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price in effect with respect to each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of each respective series of Preferred Stock.

         (E) No Impairment. The corporation will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of each series of Preferred Stock against impairment.

         (F) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price in effect with respect to each series of Preferred Stock pursuant to this Section 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a



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certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect with respect to each series of Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each series of Preferred Stock.

         (G) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (H) Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

         Section 4.     Redemption.

         (A) Each holder of Preferred Stock shall have the right to compel the corporation to redeem (i) on February 1, 1991 through January 31, 1992, at the Redemption Price, as hereafter defined, one-third of the Base Number of the shares of each series of Preferred Stock held by such holder, rounded upward to the nearest whole share; (ii) on February 1, 1992 through January 31, 1993 at the Redemption Price one-third of the Base Number of the shares of each series of Preferred Stock held by such holder, rounded upward to the nearest whole share, plus, if such holder or its predecessor did not redeem the full amount of shares of a series of Preferred Stock it was entitled to redeem pursuant to clause (i) of this paragraph (A), such additional amount of shares of that series of Preferred Stock; and (iii) on or after February 1, 1993 at the Redemption Price all shares of Preferred Stock held by such holder. The Redemption Price of each share of each series of Preferred Stock shall mean the Liquidation Value of such series on the date on which the shares are redeemed by payment in cash in full. Upon payment in full for redeemed Preferred Stock, the rights of the holder of Preferred Stock shall cease with respect to such redeemed stock. "Base Number" shall mean the number of shares of each series of Preferred Stock which each holder of Preferred Stockholders holds on February 1, 1991. For purposes of determining the number of shares which are redeemable, a successor or transferee of a holder of Preferred Stock on February 1, 1991 shall be entitled to redeem the pro rata portion of the Base Number of the predecessor holder of the series of Preferred Stock, based upon the number of shares the successor or transferee holds relative to such Base Number.

         (B) If the corporation has insufficient funds legally available to redeem all series of Preferred Stock pursuant to Section 4(A), then the Corporation shall, prior and in preference to any redemption of the Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock, redeem the Series IV Preferred Stock it is then obligated to redeem. If funds of the corporation available for payment of such redemptions are insufficient to permit payment in full of amounts to which the holders of Series IV Preferred Stock are entitled, then such holders will participate in such available funds in equal amounts per share. If after discharge in full of the corporation's obligations to the holders of Series IV Preferred stock there remains additional funds legally available to redeem the other series of Preferred Stock, then such holders of other series of Preferred Stock will participate in such available funds ratably in proportion to the full redemption amount each such holder would otherwise be entitled to receive. The corporation shall redeem the remainder of the Preferred Stock it was obligated to redeem as soon as it has funds legally available therefor.

         (C) The corporation will take all actions necessary to maintain unimpaired and protect the redemption rights provided for in this Section 4 and to assure prompt and timely payment of all moneys owed as a result of the redemptions provided for in this Section 4, including, but not limited to, reappraisal of its corporate assets.

         (D) A holder of Preferred Stock wishing to have shares of Preferred Stock redeemed shall give the corporation not less than thirty days' prior written notice of intention to redeem Preferred Stock, which notice shall state the number of shares and series of Preferred Stock to be redeemed and the desired redemption date. Prior to the designated redemption date, the holder shall deliver to the corporation or its transfer agent certificates representing the shares of Preferred Stock being redeemed, duly endorsed for transfer. If less than all shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the unredeemed shares.

         Section 5.     Voting Rights

         Except as otherwise required by law, the holders of Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis: (i) holders of issued and outstanding Common Stock shall have one vote per share; and (ii) holders of Preferred Stock issued and outstanding shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holders is convertible.

         Section 6.     Dividend Rights.

         (a) Dividends may be paid on the Preferred Stock when and as declared by the Board of Directors, provided that the amount of the dividend declared on each share of Preferred, whatever the series, is equal and provided further that no such dividend may be declared or paid until all Preferred Stock which is required to be redeemed has been redeemed by payment of cash in full or by the setting aside of funds equal to such redemption payment in full.

         (b) No holder of any shares of Preferred Stock shall be entitled to either a fixed dividend rate or any dividend cumulated or accrued after the date of the filing of these Restated Articles of

Incorporation, except a holder of Series I Preferred Stock or Series II Preferred Stock who did not elect to receive dividends which accrued on such stock prior to the filing of these Restated Articles of Incorporation in Series IV Preferred Stock shall be entitled to such accrued dividends, when and as declared by the Board of Directors.

         (c) Notwithstanding any provisions in subsections 6(a) and 6(b) hereof, dividends which have accrued on any series of Preferred Stock but not been paid prior to an automatic conversion pursuant. to. subsection 3(B) hereof shall be payable within thirty (30) days of the closing, as contemplated in that subsection 3(B), to each person who holds of record any shares of such series of Preferred Stock immediately prior to the automatic conversion.

         Section 7.     Covenants.

         (A) So long as any shares of Preferred Stock shall be outstanding (as adjusted for all subdivisions and combinations) and except as provided in Subsection 7(B) below, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of two-thirds of the total of
(1) the aggregate number of shares of Common Stock into which all shares of outstanding Preferred Stock are convertible and (2) the aggregate number of shares of outstanding Common Stock issued to all holders of Preferred Stock upon conversion of their Preferred Stock:

         (i) amend, repeal or acquiesce in, any provision of, or add any provision to, the corporation's Articles of Incorporation or By-Laws if such action would alter, change, conflict with, or limit the preferences, rights, privileges or powers of, or the restriction provided for the benefit of, the Preferred Stock, provided however, the corporation shall not take any such action which would increase or decrease to a number of shares less than the number of such shares of such series then issued and outstanding the aggregate number of authorized shares of any series of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of any series of Preferred Stock so as to affect such series adversely, without the vote of the holders of two-thirds of the series of such series so affected.

         (ii) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

         (iii) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except from employees of the corporation upon termination of employment;

         (iv)  sell, lease or dispose of a material portion of its assets; or

         (v) become a party to any merger, consolidation, reorganization or other acquisition or commitment to take any such action.

         (B) Notwithstanding any requirements set forth in subsection A of this
Section 7, the corporation can (i) upon obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote thereon and, in addition, the affirmative vote or written consent of the holders of two-thirds of the outstanding shares of Series I Preferred Stock alter the conversion formula set forth in Article IV(b) Section 3(D)(iv)(1) for the Series I Preferred Stock, or (ii) upon obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote thereon and, in addition, the affirmative vote or written consent of the holders of two-thirds of the outstanding shares of Series IV Preferred Stock alter the conversion formula set forth in Article IV(b) Section 3(D)(iv)(1) for the Series IV Preferred Stock.

         Section 8. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                    ARTICLE V

         Any action required or permitted by the Michigan Business Corporation Law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereof were present and voted.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

         These Restated Articles of Incorporation were duly adopted by the shareholders on June 13, 1985 in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute consented in writing to the adoption of these Restated Articles of Incorporation in accordance with Section 407(1), Act 234, Public Acts of 1972, as amended.

         Signed this 13th day of June, 1985.


                                               By  /s/  DWIGHT D. CARLSON
                                                 -------------------------------
                                                 Dwight D. Carlson, President

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is: Perceptron, Inc.

2. The corporation identification number (CID) assigned by the Bureau is: 272-233.

3. The location of its registered office is: 23855 Research Drive, Farmington Hills, MI 48024.

4. Article IV(b), Section 4(A) of the Articles of Incorporation is hereby amended to read as follows:

                  See Exhibit A attached hereto.

The foregoing amendment to the Articles of Incorporation was duly adopted on the 27th day of March, 1991. The amendment was duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.

                                            Signed this 30th day of April, 1991.


                                            By    /S/     DWIGHT D. CARLSON
                                              ----------------------------------
                                                 Dwight D. Carlson, President

                                    EXHIBIT A


         Section 4.     Redemption.

         (A) Each holder of Preferred Stock shall have the right to compel the corporation to redeem (i) on February 1, 1993 through January 31, 1994, at the Redemption Price, as hereafter defined, one-third of the Base Number of the shares of each series of Preferred Stock held by such holder, rounded upward to the nearest whole share; (ii) on February 1, 1994 through January 31, 1995 at the Redemption Price one-third of the Base Number of the shares of each series of Preferred Stock held by such holder, rounded upward to the nearest whole share, plus, if such holder or its predecessor did not redeem the full amount of shares of a series of Preferred Stock it was entitled to redeem pursuant to clause (i) of this paragraph (A), such additional amount of shares of that series of Preferred Stock; and (iii) on or after February 1, 1995 at the Redemption Price all shares of Preferred Stock held by such holder. The Redemption Price of each share of each series of Preferred Stock shall mean the Liquidation Value of such series on the date on which the shares are redeemed by payment in cash in full. Upon payment in full for redeemed Preferred Stock, the rights of the holder of Preferred Stock shall cease with respect to such redeemed stock. "Base Number" shall mean the number of shares of each series of Preferred Stock which each holder of Preferred Stock holds on February 1, 1993. For purposes of determining the number of shares which are redeemable, a successor or transferee of a holder of Preferred Stock on February 1, 1993 shall be entitled to redeem the pro rata portion of the Base Number of the predecessor holder of the series of Preferred Stock, based upon the number of shares the successor or transferee holds relative to such Base Number.

         CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is: Perceptron, Inc.

2.       The corporation identification number (CID) assigned by the Bureau is:
         272-233.

3. The location of its registered office is: 23855 Research Drive, Farmington Hills, MI 48335.

4. Article IV(b), Section 3(B) of the Articles of Incorporation is hereby amended to read in its entirety in the form contained in Exhibit A hereto and a new Article VI is hereby added in the form contained in Exhibit A hereto.

The foregoing amendment to the Articles of Incorporation was duly adopted on the 27th day of April, 1992. The amendment was duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.


                                            Signed this 27th day of April, 1992.


                                            By    /S/ DWIGHT D. CARLSON
                                              ----------------------------------
                                                  Dwight D. Carlson, President

                                    EXHIBIT A

                                PERCEPTRON, INC.
                             PROPOSED AMENDMENTS TO
                       RESTATED ARTICLES OF INCORPORATION


                           ARTICLE IV(b), Section 3(B)

         (B) Automatic Conversion. Each outstanding share of a series of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect with respect to such series of Preferred Stock on the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public having an aggregate offering price resulting in net proceeds to the corporation of not less than Five Million Dollars ($5,000,000) and with a public offering price per share of not less than $6.50 (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted that Preferred Stock until immediately prior to the closing of such offering). Upon such automatic conversion of all outstanding shares of Preferred Stock, all such shares of Preferred Stock and any shares of Preferred Stock which theretofore were authorized and unissued shall be cancelled and the corporation shall not have any further authority to issue any such series of Preferred Stock.


                                   ARTICLE VI

         To the fullest extent permitted by law, no director of the corporation shall be personally liable for damages for breach of the director's fiduciary duty.

         CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is: Perceptron, Inc.

2.       The corporation identification number (CID) assigned by the Bureau is:
         272-233.

3. The location of its registered office is: 23855 Research Drive, Farmington Hills, MI 48335.

4. Article IV of the Articles of Incorporation is hereby amended to read as follows:

         See Exhibit A attached hereto.

The foregoing amendment to the Articles of Incorporation was duly adopted on the 23rd day of June, 1994. The amendment was duly adopted in accordance with
Section 611(2) of the Act by the vote of the shareholders. The necessary votes were cast in favor of the amendment.


                         Signed this day of June, 1994.


                         By     /S/  JAMES A. RATIGAN
                           ------------------------------------------
                           James A. Ratigan, Executive Vice President

                                PERCEPTRON, INC.

                                    EXHIBIT A

                                   ARTICLE IV
                                  Capital Stock

         The total authorized shares of the corporation are as follows:

                                  COMMON STOCK

                  The total number of authorized shares of Common Stock, with a par value of $0.01 per share (the "Common Stock"), which the corporation has authority to issue is Nineteen Million (19,000,000) shares. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the holders of the Common Stock of the corporation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed, subject to the prior and superior right of any outstanding preferred stock of the corporation. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to the prior and superior right of any outstanding preferred stock of the corporation.

                                 PREFERRED STOCK

         The total number of authorized shares of Preferred Stock, without par value (the "Preferred Stock"), which the corporation has authority to issue is One Million (1,000,000) shares. The Board of Directors of the corporation is authorized to issue shares of Preferred Stock from time to time in one or more series of such number of shares with such distinctive serial designations and
(a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of the same or any other class or classes, or of any other series of the same or any other class or classes, of shares of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock from time to time adopted by the Board of Directors of the corporation pursuant to authority so to do which is hereby expressly vested in the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

                  CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS


         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

         FIRST: That the name of the corporation is Perceptron, Inc. (the "Corporation").

         SECOND: That Corporation identification number (CID) assigned by the Bureau is: 272-233.

         THIRD: The location of its registered office is: 47827 Halyard Drive, Plymouth, Michigan 48170-2461.

         FOURTH: That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, the Board of Directors of the Corporation on March 23, 1998, duly adopted the following resolution creating a series of 190,000 shares of Preferred Stock, no par value, designated as Series A Preferred Stock:

         RESOLVED, That it is hereby declared to be in the best interests of the Corporation that the Articles of Incorporation of the Corporation, as amended to date, be further amended to create a new series of Preferred Stock to consist of 190,000 shares and to be designated as Series A Preferred Stock, no par value, and to determine the preferences, limitations and relative rights of the Series A Preferred Stock by adding the following to Article IV of such Articles of Incorporation to read as follows:

                     SERIES A PREFERRED STOCK, NO PAR VALUE

         A. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock, no par value," and the number of shares constituting such series shall be 190,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         B.       Dividends and Distributions.

                  (1) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends that may be authorized by the Articles of Incorporation, the holders of shares of Series A Preferred

Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par valuer $l.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after March 23, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A referred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (4) Dividends in full shall not be declared or paid or set apart for payment on the Series A Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date.

         C. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Except as otherwise provided herein, in any other Amendment to the Articles of Incorporation of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

                  (3) Except as set forth herein or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         D.       Certain Restrictions.

                  (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section B. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (a) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                        (b)declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (c)redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                        (d)redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares and the Series A Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section D, purchase or otherwise acquire such shares at such time and in such manner.

E.       Liquidation, Dissolution or Winding Up.

                  (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, with the holders of Series A Preferred Stock entitled to receive an aggregate per share amount equal to 100 times (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) the aggregate amount to be distributed per share to holders of shares of Common Stock.

                  (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares and the Series A Preferred Stock in proportion to their respective liquidation preferences.

                  (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         F. Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         G. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

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         H. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Articles of Incorporation, the terms of any such series shall provide otherwise.

         I. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock or as otherwise required by law.

         J. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as one voting group.

         K. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

5. This Amendment to the Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation on March 23, 1998, without shareholder action, which shareholder action was not required.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 23rd day of March, 1998.

                                   PERCEPTRON, INC.

                                   By:   /S/   JOHN G. ZIMMERMAN
                                      ------------------------------------------
                                      John G. Zimmerman
                                      Vice President and Chief Financial Officer

Attest:

   /S/ THOMAS S. VAUGHN
-----------------------
Secretary


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